Exhibit 10.11
CONSULTING AGREEMENT

This Agreement is made and entered into effective as of April 18, 2012 (“Effective Date”) by and between Zeltiq Aesthetics, Inc. (“Company”), having a principal place of business at 4698 Willow Road, Pleasanton, CA 94588 and Mark Foley (“Consultant”).
1.Engagement of Services. Company hereby engages Consultant to act as Company's Interim Chief Executive Officer for a period of six (6) months. Consultant shall perform all duties associated with the position of CEO, and shall report to Company's Board of Directors. Consultant represents, warrants and covenants that Consultant will perform the services under this Agreement in a timely and professional manner. In addition, in the event that the Company hires a CEO prior to the expiration or termination of this Agreement, Consultant agrees to continue to provide his full time efforts on behalf of the Company in support of the CEO, and as directed by the Company's Board of Directors, for the remainder of the term of this Agreement.

2.Compensation; Timing.

2.1    Monthly Fee. Company will pay Consultant a fee of Fifty Thousand Dollars ($50,000) per month (“Monthly Fee”). The Monthly Fee will be paid out on the 12th day of each month during the Term of this Agreement as specified below. Company will reimburse Consultant's documented, out-of-pocket expenses no later than thirty (30) days after Company's receipt of Consultant's invoice, except that reimbursement for expenses may be delayed until that time when Consultant furnishes adequate supporting documentation for the authorized expenses as Company may reasonably request. Upon termination of this Agreement for any reason, Consultant will be (a) paid fees on the basis stated in Section 3 below, and (b) reimbursed only for expenses that are properly incurred prior to termination of this Agreement and which are approved in advance by Company's Board of Directors.
2.2     Equity. Subject to the Board of Directors' approval, Consultant will be granted (a) a nonqualified stock option to purchase 128,352 of shares of Company's Common Stock (the “Option”), and (b) 128,351 Restricted Stock Units (“RSUs”) under Company's 2011 Equity Plan (the “Plan”). The Option and RSUs will be subject to the terms and conditions of the Plan and the standard stock option and RSU agreement provided pursuant to the Plan, which Consultant will be required to sign as a condition of receiving the Option and RSUs. The Option and RSUs will vest in 1/6th increments monthly over the six (6) month term of this Agreement, with 100% vesting occurring at the end of the Term (as defined below). In addition, to the extent this Agreement is terminated by Company without Cause (as defined below) at any time prior to the end of the Term, the vesting of the Option and RSUs will accelerate and will be 100% vested at the time of the termination without Cause.

3.Term and Termination.

3.1     Term. This Agreement is effective as of the Effective Date set forth above and will terminate six (6) months later on October 17, 2012 (“Term”), unless terminated earlier as set forth below. This Agreement may be extended by Company and Consultant only in a writing signed by both parties.

3.2    Termination by Company/Obligations. Company may terminate this Agreement without Cause (as defined herein) at any time, with termination effective upon Company's delivery to Consultant of written notice of termination. In the event of a termination of this Agreement without Cause, Company shall provide Consultant with a lump sum payment of the Monthly Fees Consultant would have received through the end of the Term, provided Consultant signs a general release of all claims in favor of Company. Company also may terminate this Agreement immediately for Cause, which shall include: (a) Consultant's breach of Section 5 (Disclosure and Assignment of Work), 6 (Confidentiality) or 11 (Noninterference with Business) or (b) Consultant's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Consultant's ability to effectively perform Consultant's duties hereunder. In the event of a termination for Cause, Company shall provide Consultant with payment of a pro-rata portion of the Monthly Fee for the month in which the termination occurs, but shall have no obligation to pay any further fees to Consultant under this Agreement.

3.3    Termination by Consultant. Consultant may terminate this Agreement at any time, with termination effective fifteen (15) days after Consultant's delivery to Company of written notice of termination. In the event Consultant terminates this Agreement for any reason, Company shall provide Consultant with payment of a pro-rata portion of the Monthly Fee for the month in which the termination becomes effective, but shall have no obligation to pay any further fees to Consultant under this Agreement.

3.4     Effect of Expiration or Termination. The definitions contained in this Agreement and the rights and obligations contained in this Section and Sections 5 (Disclosure and Assignment of Work), 6 (Confidentiality), 7 (Ownership and Return of Confidential Information and Company Property), 8 (Indemnification), 11 (Noninterference with Business) and 12 (General Provisions) will survive any termination or expiration of this Agreement.

4.Independent Contractor Relationship. Consultant's relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Consultant will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit‑sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by Company's Board of Directors. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing Form 1099‑MISC with the Internal Revenue Service as required by law.

5.Disclosure and Assignment of Work.

5.1    “Innovations” and “Company Innovations” Definitions. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress. “Company Innovations” means Innovations that Consultant, solely or jointly with others, creates, derives, conceives, develops, makes or reduces to practice under this Agreement.

5.2     Disclosure and Assignment of Company Innovations. Consultant agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Consultant agrees to promptly disclose and describe to Company all Company Innovations. Consultant hereby does and will irrevocably assign to Company or Company's designee all of Consultant's right, title and interest in and to any and all Company Innovations and all associated records. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company's successors in interest, or any of Company's customers.

5.3     Assistance. Consultant agrees to perform, during and after the term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Consultant's signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company's duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act for and on Consultant's behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Company Innovations, all with the same legal force and effect as if executed by Consultant. The foregoing is deemed a power coupled with an interest and is irrevocable.

5.4     Consultant Out-of-Scope Innovations. If Consultant incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of the Innovation, to Company's business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Consultant (solely or jointly) either unrelated to Consultant's work for Company under this Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Consultant hereby grants to Company and Company's designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to the Out-of-

Scope Innovations. Notwithstanding the foregoing, Consultant agrees that Consultant shall not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company's prior written consent.

6.Confidentiality.

6.1    Definition of Confidential Information. “Confidential Information” means (a) any technical and non-technical information related to the Company's business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in Section 7 (Ownership and Return of Confidential Information and Company Property)), and Company's information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information, marketing plans and business plans, in each case whether or not marked as “confidential” or “proprietary” and (b) any information that Company has received from others that may be made known to Consultant and that Company is obligated to treat as confidential or proprietary, whether or not marked as “confidential” or “proprietary”.

6.2    Nondisclosure and Nonuse Obligations. Except as permitted in this Section, Consultant will not (i) use any Confidential Information or (ii) disseminate or in any way disclose the Confidential Information to any person, firm, business or governmental agency or department. Consultant may use the Confidential Information solely to perform services under this Agreement for the benefit of Company. Consultant shall treat all Confidential Information with the same degree of care as Consultant accords to Consultant's own confidential information, but in no case shall Consultant use less than reasonable care. Consultant shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Consultant shall assist Company in remedying any the unauthorized use or disclosure of the Confidential Information. Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

6.3    Exclusions from Nondisclosure and Nonuse Obligations. Consultant's obligations under Section 6.2 do not apply to any Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time the Confidential Information was communicated to Consultant by Company through no fault of Consultant; or (b) was rightfully in Consultant's possession free of any obligation of confidence at or subsequent to the time the Confidential Information was communicated to Consultant by Company. A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant provides prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent the disclosure.

7.Ownership and Return of Confidential Information and Company Property. All Confidential Information and any materials and items (including, without limitation, software, equipment, tools, artwork, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) that Company furnishes to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company's suppliers or customers. Consultant agrees to keep all Company Property at Consultant's premises unless otherwise permitted in writing by Company. Within five (5) days after any request by Company, Consultant shall destroy or deliver to Company, at Company's option, (a) all Company Property and (b) all materials and items in Consultant's possession or control that contain or disclose any Confidential Information. Consultant will provide Company a written certification of Consultant's compliance with Consultant's obligations under this Section.

8.Indemnification. Consultant will indemnify and hold harmless Company from and against any and all third party claims, suits, actions, demands and proceedings against Company and all losses, costs and liabilities related thereto arising out of or related to (i) an allegation that any item, material and other deliverable delivered by Consultant under this Agreement infringes any intellectual property rights or publicity rights of a third party or (ii) any gross negligence or intentional misconduct by Consultant or any other act or omission of Consultant, including without limitation any breach of this Agreement by Consultant.

9.Observance of Company Rules. At all times while on Company's premises, Consultant will observe Company's rules and regulations with respect to conduct, health, safety and protection of persons and property.

10.No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Consultant's obligations, or the scope of services to be rendered for Company, under this Agreement. Consultant warrants that, to the best of Consultant's knowledge, there is no other existing contract or duty on Consultant's part that conflicts with or is inconsistent with this Agreement. Consultant agrees to indemnify and hold harmless Company from any and all losses and liabilities incurred or suffered by Company by reason of the alleged breach by

Consultant of any services agreement between Consultant and any third party.

11.Noninterference with Business. During this Agreement, and for a period of two (2) years immediately following the termination or expiration of this Agreement, Consultant agrees not to solicit or induce any employee or independent contractor involved in the performance of this Agreement to terminate or breach an employment, contractual or other relationship with Company.

12.General Provisions.

12.1    Successors and Assigns. Consultant shall not assign its rights or delegate any performance under this Agreement. For the avoidance of doubt, Consultant may not subcontract performance of any services under this Agreement to any other contractor or consultant without Company's prior written consent. All assignments of rights by Consultant are prohibited under this paragraph, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this paragraph, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which Consultant participates, regardless of whether it is the surviving or disappearing entity. Any purported assignment of rights or delegation of performance in violation of this paragraph is void. This Agreement will be for the benefit of Company's successors and assigns, and will be binding on Consultant's permitted assignees.

12.2     Injunctive Relief. Consultant's obligations under this Agreement are of a unique character that gives them particular value; Consultant's breach of any of these obligations will cause irreparable and continuing damage to Company for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), without the need to post a bond.

12.3     Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

12.4     Governing Law; Forum. The laws of the United States of America and the State of California govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Alameda County, California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Alameda County, California, such personal jurisdiction will be non-exclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. If a proceeding is commenced to resolve any dispute that arises between the parties with respect to the matters covered by this Agreement, the prevailing party in that proceeding is entitled to receive its reasonable attorneys' fees, expert witness fees and out‑of‑pocket costs, in addition to any other relief to which that prevailing party may be entitled.

12.5    Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

12.6     Waiver; Modification. If Company waives any term, provision or Consultant's breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Consultant. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

12.7     Entire Agreement. This Agreement constitutes the final and exclusive agreement between the parties relating to this subject matter and supersedes all agreements, whether prior or contemporaneous, written or oral, concerning such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Company"		"Consultant"
Zeltiq Aesthetics, Inc.		Mark Foley

By:	/s/ Joshua T. Brumm	By:	/s/ Mark J. Foley
Name:	Joshua T. Brumm	Name:	Mark J. Foley
Title:	CFO	Title:	Individual